EXHIBIT 5.4


DIANE CITRON                                                      main telephone
Member of the California and District of                          (212) 506-2500
of Columbia Bars                                                     main fax
Direct Dial (212) 506-2520                                        (212) 262-1910
Direct Fax (212) 849-5520
dcitron@mayerbrown.com






                                November 30, 2001



Morgan Stanley Dean Witter Capital I Inc.
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     We have acted as your special counsel in connection with the Registration Statement on Form S-3 (the "Registration Statement"), which Registration Statement is being filed with the Securities Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The prospectus identified in the Registration Statement as version 1 ("Prospectus 1") describes Mortgage Pass-Through Certificates (the "Residential Certificates") and the prospectus identified in the Registration Statement as version 2 ("Prospectus 2" and, together with Prospectus 1, the "Prospectus") describes Commercial Mortgage Pass-Through Certificates (the "Commercial Certificates" and, together with the Residential Certificates, the "Certificates") that are to be sold by Morgan Stanley Dean Witter Capital I Inc. (the "Depositor") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate Pooling and Servicing Agreement (each the "Agreement") among the Depositor, a master servicer (a "Servicer"), a trustee (a "Trustee") and such other parties to be identified in the prospectus supplement identified in the Registration Statement as version 1 or version 2 (each, a "Prospectus Supplement") for each respective Series. We have examined the Registration Statement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Certificates to an original purchaser that appears under the heading "Federal Income Tax Consequences" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.


CHARLOTTE          CHICAGO          COLOGNE          FRANKFURT           HOUSTON
                                         LONDON
    LOS ANGELES        NEW YORK             PALO ALTO         PARIS
                                   WASHINGTON
    INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARRETE, NADER Y ROJAS

Morgan Stanley Dean Witter Capital I Inc.
November 30, 2001
Page 2




      We have assumed for the purposes of the opinions set forth below that the Certificates will be issued in Series created as described in the Registration Statement and that the Certificates will be sold by you for reasonably equivalent consideration. We have also assumed that the Agreement and the Certificates will be duly authorized by all necessary corporate action and that the Certificates will be duly issued, executed, authenticated and delivered in accordance with the provisions of the Agreement. In addition, we have assumed that the parties to each Agreement will satisfy their respective obligations thereunder. We express no opinion with respect to any Series of Certificates for which we do not act as counsel to you.

      The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

      On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

      1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositor, the Servicer and the Trustee and any parties thereto, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

      2. While the Tax Description does not purport to discuss all possible Federal income tax ramifications of the purchase, ownership, and disposition of the Certificates, particularly to purchasers subject to special rules under the Internal Revenue Code of 1986, it constitutes, in all material respects, a fair and accurate summary of such Federal income tax consequences under present Federal income tax law. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions. We note, however, that the form of Prospectus Supplement filed herewith does not relate to a specific transaction. Accordingly, the above-referenced description of the selected Federal income tax consequences may, under certain circumstances, require modification when an actual transaction is undertaken.


CHARLOTTE          CHICAGO          COLOGNE          FRANKFURT           HOUSTON
                                         LONDON
    LOS ANGELES        NEW YORK             PALO ALTO         PARIS
                                   WASHINGTON
    INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARRETE, NADER Y ROJAS

Morgan Stanley Dean Witter Capital I Inc.
November 30, 2001
Page 3




      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the caption "Federal Income Tax Consequences" and "Legal Matters". In giving such consent, we do not admit that we are "experts" within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ MAYER, BROWN & PLATT

                                        MAYER, BROWN & PLATT

DC/JPC/ALC





















CHARLOTTE          CHICAGO          COLOGNE          FRANKFURT           HOUSTON
                                         LONDON
    LOS ANGELES        NEW YORK             PALO ALTO         PARIS
                                   WASHINGTON
    INDEPENDENT MEXICO CITY CORRESPONDENT: JAUREGUI, NAVARRETE, NADER Y ROJAS